UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 9, 2006

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Colorado	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Twin Dolphin Drive,
6th Floor, Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-4440
(Registrant’s telephone number, including area code)

Diamond One, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On May 9, 2006, the registrant entered into an Agreement and Plan of Merger with PureDepth, Inc., a Delaware corporation and its wholly owned subsidiary (f/k/a PureDepth Technologies, Inc.). The Agreement and Plan of Merger provide for the reincorporation of the registrant in the State of Delaware through the merger of the registrant with and into PureDepth, Inc. (referred to throughout this report as “PureDepth Delaware”).

Under the Agreement and Plan of Merger, holders of shares of the registrant’s common stock and securities convertible into or exercisable for shares of the registrant’s common stock will receive similar securities of PureDepth Delaware on a share-for-share basis. The Agreement and Plan of Merger also contains representations, warranties and additional covenants that are customary in reincorporation merger agreements.

The boards of directors of both the registrant and PureDepth Delaware are permitted to abandon the reincorporation merger at any time prior to its consummation. Currently, the parties believe that the reincorporation merger may be consummated after May 25, 2006. As of the date of this report, the shareholders of both parties have approved the Agreement and Plan of Merger and the reincorporation merger transaction contemplated thereby. Shareholders of the registrant holding approximately 72% of the voting capital stock of the corporation approved the Agreement and Plan of Merger and the subject transaction in a special meeting held on May 5, 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 9, 2006, the registrant disposed of the entire business of Numismatic Capital Group, LLC, a Colorado limited liability company and formerly a wholly owned subsidiary of the registrant. This represents the disposition of the entire business formerly owned and operated by the registrant prior to the merger transaction consummated on March 31, 2006 with PureDepth, Inc., a California corporation. The registrant formerly operated this business under the trade names “The Gold and Diamond Exchange,” and “Colorado Coin.”

In connection with the March 31, 2006 merger transaction with PureDepth, Inc., a California corporation, the registrant had formerly transferred the business known as “The Gold and Diamond Exchange,” and “Colorado Coin” to Numismatic Capital Group. Also in connection with the merger transaction, the registrant had entered into an Option Agreement with Messrs. Robert Chramosta and Troy Fullmer providing the registrant with the option to sell the business of “The Gold and Diamond Exchange / Colorado Coin” (by assigning all of the registrant’s membership interests in the Numismatic Capital Group) to such persons in exchange for an aggregate of 1 million shares of the registrant’s common stock. The disposition made by the registrant on May 9, 2006 resulted from the registrant’s exercise of the option set forth in the Option Agreement.

Under the terms of the Option Agreement, the disposition is effective immediately. As a result, the registrant had delivered assignments of its membership interest in Numismatic Capital Group to Messrs. Chramosta and Fullmer, and has cancelled an aggregate of 1 million shares of common stock on the registrant’s books and records formerly held by such persons.

Item 3.02 Unregistered Sales of Equity Securities.

On May 9, 2006, all 230,115.55 shares of the registrant’s Series A Preferred Stock were converted into an aggregate of 53,388,356 shares of common stock. The conversion was effected pursuant to the terms of the Certificate of Designation for the registrant’s Series A Preferred Stock, which provided that all outstanding preferred shares of that series would automatically convert upon an increase in the number of shares of common stock authorized for issuance under the registrant’s articles of incorporation. On May 5, 2006, shareholders holding approximately 72% of the corporation’s voting capital stock approved the amended and restated articles of incorporation in a special meeting of the shareholders. Among other things, the amended and restated articles of incorporation provided for an increase in the number of shares of capital stock (including common stock) authorized for issuance. The amended and restated articles of incorporation were filed with the Colorado Secretary of State on May 9, 2006.

For the above-described transaction, the registrant relied on Section 4(2) of the Securities Act, including Rule 506 promulgated thereunder, since fewer than 35 of the former holders of Series A Preferred Stock were not “accredited investors,” as such term is defined in Rule 502 under the Securities Act. In addition, the registrant relied on Section 3(a)(9) of the Securities Act, based on the fact that there were no commissions or other remuneration paid in connection with the exchange. The securities issued in the above-described transaction were not registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure in this report about the above-described transaction does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2006, Diamond One, Inc. (the “registrant” or the “Company”) filed amended and restated articles of incorporation. The amended and restated articles of incorporation:

•	change the Company’s name to “PureDepth, Inc.”

•
allow the Company to issue up to 200,000,000 shares of capital stock, of which 190,000,000 shares may be issued as common stock and 10,000,000 shares may be issued as preferred stock, and authorize the board of directors, subject to limitations prescribed by law, to issue such shares of preferred stock in one or more series without further shareholder approval

•
allow the Company’s shareholders to take action in writing, without a meeting, if such action is signed by the number of shareholders who would be required to approve such action in a meeting at which all shareholders entitled to vote were present, and

•
make other non-substantive changes to (i) conform the number, ordering and content of the sections of the Company’s articles of incorporation to the changes described above, and (ii) eliminate portions of our articles of incorporation (relating to corporate purpose, the indemnification of our officers and directors, and corporate management) that are unnecessary and/or that merely recapitulate provisions of applicable Colorado law.

The amended and restated articles of incorporation were approved by shareholders holding approximately 72% of the corporation’s voting capital stock at a special meeting of the shareholders held on May 5, 2006.

Item 8.01 Other Events.

On May 10, 2006, the Company was notified by the NASD that the OTCBB trading symbol for shares of the Company’s common stock would be changed to “PDEP” effective as of May 11, 2006. This change results from the change in the Company’s name made as described under Item 5.03 above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation (filed with the Colorado Secretary of State effective May 9, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: (Registrant)

Date: May 24, 2006	By:	/s/ Fred Angelopoulos
Fred Angelopoulos
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation (filed with the Colorado Secretary of State effective May 9, 2006)